Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement File Nos. 333-58033, 333-54166 and 333-115563 of our reports dated February 18, 2005, with respect to the consolidated financial statements and schedules of Dynamic Material Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Denver, Colorado
March 21, 2005